Exhibit 99.2

BAXANO, INC.

Audited Financial Statements

Report of Independent Auditors

Balance Sheets as of December 31, 2012 and 2011

Statements of Operations for the years ended December 31, 2012 and 2011

Statements of Convertible Preferred Stock and Stockholders’ Deficit for the years ended

              December 31, 2012 and 2011

Statements of Cash Flows for the years ended December 31, 2012 and 2011

Notes to Financial Statements

Report of Independent Auditors

To the Board of Directors and Stockholders of
Baxano, Inc.

We have audited the accompanying financial statements of Baxano, Inc., which comprise the balance sheets as of December 31, 2012 and December 31, 2011, and the related statements of operations, of convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baxano, Inc. at December 31, 2012 and December 31, 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

March 5, 2013

1

Baxano, Inc.
Balance Sheets
December 31, 2012 and 2011

(in thousands, except share and per share data)

	December 31,	December 31,
	2012	2011

Assets
Current assets
Cash and cash equivalents	$4,409	$6,440
Accounts receivable, net	1,773	931
Inventory	1,994	1,137
Prepaid expenses and other current assets	377	387
Total current assets	8,553	8,895
Property and equipment, net	778	982
Other assets	221	91
Total assets	$9,551	$9,968

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$708	$743
Accrued liabilities	1,274	926
Convertible notes payable	14,768	-
Notes payable	3,017	-
Total current liabilities	19,767	1,669
Preferred stock warrants liability	131	33
Deferred rent	164	238
Total liabilities	20,062	1,940
Commitments and Contingencies (Note 6)
Convertible preferred stock, $0.001 par value - 70,673,934 and 49,403,934 shares authorized at December 31, 2012 and 2011, respectively, and 48,721,142 shares issued and outstanding at December 31, 2012 and 2011	58,339	58,339
Stockholders’ deficit
Common stock, $0.001 par value - 96,270,000 and 75,000,000 shares authorized at December 31, 2012 and 2011, 6,741,449 and 6,630,237 shares issued and outstanding at December 31, 2012 and 2011,respectively	7	7
Additional paid-in capital	1,534	1,228
Accumulative deficit	(70,390)	(51,546)
Total stockholders’ deficit	(68,849)	(50,311)
Total liabilities, convertible preferred stock and stockholders’ deficit	$9,551	$9,968

The accompanying notes are an integral part of these financial statements.

2

Baxano, Inc.
Statements of Operations
Year Ended December 31, 2012 and 2011

(in thousands)

	December 31,	December 31,
	2012	2011

Revenue	$9,417	$3,926
Cost of goods sold	(3,261)	(2,020)
Gross profit	6,156	1,906

Operating expenses
Research and development	4,778	5,236
General and administrative	2,486	2,329
Selling and marketing	17,155	10,578
Total operating expenses	24,419	18,143
Loss from operations	(18,263)	(16,237)

Interest income	7	16
Interest expense	(1,002)	(10)
Other income (expense), net	415	(13)
Net loss	$(18,844)	$(16,244)

The accompanying notes are an integral part of these financial statements.

3

Baxano, Inc.
Statements of Convertible Preferred Stock and Stockholders’ Deficit
Year Ended December 31, 2012 and 2011

					Additional
	Convertible Preferred Stock		Common Stock		Paid-In	Accumulated
(in thousands except share data)	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2010	48,721,142	$58,339	6,269,307	$6	$845	$(35,302)	$(34,451)
Issuance of common stock upon exercise of options in 2011	-	-	360,930	1	67	-	68
Stock-based compensation	-	-	-	-	316	-	316
Net Loss	-	-	-	-	-	(16,244)	(16,244)
Balances at December 31, 2011	48,721,142	$58,339	6,630,237	$7	$1,228	$(51,546)	$(50,311)
Issuance of common stock upon exercise of options in 2012	-	-	171,630	-	42	-	42
Repurchase of common stock upon exercise of options in 2012	-	-	(60,418)	-	(13)	-	(13)
Stock-based compensation	-	-	-	-	277	-	277
Net Loss	-	-	-	-	-	(18,844)	(18,844)
Balances at December 31, 2012	48,721,142	$58,339	6,741,449	$7	$1,534	$(70,390)	$(68,849)

The accompanying notes are an integral part of these financial statements.

4

Baxano, Inc.
Statements of Cash Flows
Year Ended December 31, 2012 and 2011

(in thousands)

	December 31,	December 31,
	2012	2011

Cash flows from operating activities
Net loss	$(18,844)	$(16,244)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	345	322
Stock-based compensation expense	277	316
Amortization of debt discount	265	3
Amortization of debt issuance costs	86	-
Accretion of balloon payment related to term loan	49	-
Revaluation of preferred stock warrant liability	(420)	(8)
Changes in operating assets and liabilities:
Account receivable	(842)	(776)
Inventory	(857)	(601)
Prepaid expenses and other current assets	10	(75)
Other assets	(130)	-
Accounts payable	(35)	352
Accrued and other liabilities	393	388
Net cash used in operating activities	(19,703)	(16,323)

Cash flows from investing activities
Acquisition of property and equipment	(142)	(280)
Net cash used in investing activities	(142)	(280)

Cash flows from financing activities
Proceeds from the issuance of common stock	42	68
Repurchase of common stock	(13)	-
Proceeds from convertible notes payable	15,000	-
Proceeds from (repayments of) notes payable	3,000	(289)
Payments related to debt issuance costs	(216)	-
Net cash provided by (used in) financing activities	17,813	(221)
Net decrease in cash and cash equivalents	(2,031)	(16,824)
Cash and cash equivalents at beginning of year	6,440	23,264
Cash and cash equivalents at end of year	$4,409	$6,440

Supplemental disclosures of cash flow information
Cash paid for interest during the period	$144	$7

Noncash financing activity
Issuance of preferred stock warrants	$518	$-

The accompanying notes are an integral part of these financial statements.

5

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

1.	The Company and Basis of Presentation

Baxano, Inc. (the “Company”) was incorporated in the state of Delaware on March 24, 2005 to develop and specialize in making tools that restore spine function and preserve healthy tissue. The Company is based in San Jose, California.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. From the period of March 24, 2005 to December 31, 2010, the Company was engaged primarily in research and development activities, raising capital, and recruiting personnel. The Company exited the development stage in 2011.

On March 3, 2013, the Company entered into a merger agreement to be acquired by TranS1, Inc. ("TranS1") in an all-stock merger whereby the Company would become a wholly owned subsidiary of TranS1 (Note 11).

2.	Summary of Significant Accounting Policies

Liquidity

The accompanying financial statements are prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities in the normal course of business. The Company has incurred net operating losses each year since inception. At December 31, 2012, the Company had an accumulated deficit of $70,390, used cash in operations of $19,703 for the year ended December 31, 2012 and currently does not have financing sufficient for current operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company will need to achieve profitability and/or obtain additional financing in order to continue its operations. There can be no assurance, however, that such a financing will be successfully completed or completed on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Segment Reporting

The Company operates as one operating segment and uses one measurement of profitability to manage its business. The Company’s only revenue since its inception was from domestic products sales to hospitals and surgery centers. All long-lived assets are maintained in the United States.

Significant Risks and Uncertainties

The Company’s future cash flows and results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, continued acceptance of the Company’s products, competition from substitute products and larger companies, protection of proprietary technology, strategic relationships and dependence on key individuals. If the Company fails to adhere to ongoing FDA Quality System Regulation, the FDA may withdraw its market clearance or take other action. The Company relies on sole-source suppliers to manufacture some of the components used in its product. The Company’s manufacturers and suppliers may encounter supply interruptions or problems during manufacturing due to a variety of reasons, including failure to comply with applicable regulations, including the FDA’s Quality System Regulation, equipment malfunction and environmental factors, any of which could delay or impede the Company’s ability to meet demand.

6

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

Concentration of Credit Risk

Cash and cash equivalents are invested in deposits with one financial institution in the United States. Deposits in this financial institution may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

As of December 31, 2012 and 2011 and the years then ended, no one customer accounted for more than 10% of accounts receivable or revenues.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents include money market funds and a deposit account.

Restricted Cash

The Company has $75 invested in Certificates of Deposits held as collateral for the Company’s credit card lines. This amount is included in other current assets on the balance sheet.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using standard cost, which approximates actual costs on a first-in, first-out basis. Market value is determined as the lower of replacement cost or net realizable value. The Company periodically assesses the recoverability of the inventory to determine whether adjustments for impairment are required. The Company evaluates the remaining shelf life and related commercial mix of inventory and other general obsolescence and impairment criteria in assessing the recoverability of the Company’s inventory.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Computer equipment and software is depreciated on a straight-line basis over its estimated useful life of three years. Laboratory and other office equipment, and furniture and fixtures are depreciated on a straight-line basis over their estimated useful life of five years. Leasehold improvements are amortized over the lesser of their estimated useful lives or remaining lease term. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is removed from the balance sheet and the resulting gain or loss is reflected in the statement of operations. Maintenance and repairs are charged to the statement of operations, as incurred.

Impairment of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset. There have been no such impairments of long-lived assets as of December 31, 2012 and 2011.

Preferred Stock Warrants

The Company accounts for freestanding warrants and other similar instruments related to shares that are redeemable in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Under ASC 480, the outstanding freestanding warrants that are related to the Company’s convertible preferred stock are classified as liabilities on the balance sheet (Note 7). The warrants are subject to re-measurement at each balance sheet date and any change in fair value is recognized as a component of other income (expense), net. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, or the completion of a liquidation event (Note 7).

7

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

Fair Value of Financial Instruments

For financial instruments consisting of cash equivalents, accounts receivable, accounts payable and accrued liabilities included in the Company’s financial statements, the carrying amounts are reasonable estimates of fair value due to their short maturities. The carrying amount of the preferred stock warrants liability represents their estimated fair values. Based on borrowing rates currently available to the Company for notes payable and convertible notes payable with similar terms, the carrying values of the Company’s notes payable and convertible notes payable approximates fair value using Level 3 inputs.

Revenue Recognition

The Company earns revenue from products sales to hospitals and surgery centers whose physicians perform spinal decompression procedures using the Company's device. The Company generates all its revenue from sales in the United States. The Company recognizes revenues from product sales, in accordance with ASC 605, Revenue Recognition, when evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collection of resulting receivables is reasonably assured and title and risk of loss has passed. If those criteria are not met, then revenue is not recognized until the criteria are satisfied.

The Company uses approved customer purchase orders to determine the existence of an arrangement. The Company ensures collectability by reviewing prior customer orders or credit history. The Company uses direct delivery by its sales representatives to prove that delivery has occurred. The Company assesses whether the price is fixed or determinable based on the terms of the agreement associated with the transaction.

Research and Development

Research and development costs are charged to research and development expense as incurred. Research and development costs include, but are not limited to, payroll and personnel expenses, laboratory supplies, consulting costs and allocated overhead, including rent, equipment, depreciation and utilities.

Income Taxes

The Company accounts for income taxes under the liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company operates in various tax jurisdictions and is subject to audit by various tax authorities. The Company provides for tax contingencies whenever it is deemed probable that a tax asset has been impaired or a tax liability has been incurred for events such as tax claims or changes in tax laws. Tax contingencies are based upon their technical merits, relative tax law, and the specific facts and circumstances as of each reporting period. Changes in facts and circumstances could result in material changes to the amounts recorded for such tax contingencies.

The Company records uncertain tax positions in accordance with accounting standards on the basis of a two-step process whereby (1) a determination is made as to whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold the Company recognizes the largest amount of tax benefit that is greater than 50% likely to be realized upon ultimate settlement with the related tax authority.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments including stock options. ASC 718 requires companies to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. All option grants valued since inception are expensed on a straight-line basis over the requisite service period.

8

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

The Company accounts for equity instruments issued to nonemployees in accordance with ASC 505-50 Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Equity instruments issued to nonemployees are recorded at their fair value on the measurement date and are subject to periodic adjustment as the underlying equity instruments vest.

Comprehensive Loss

For all periods presented the comprehensive loss was equal to the net loss; therefore, a separate statement of comprehensive loss is not included in the accompanying financial statements.

Recent Accounting Pronouncements

In June 2011, the FASB issued a new standard on the presentation of comprehensive income that is effective for the Company’s 2012 financial statements. The new standard eliminated the alternative to report other comprehensive income and its components in the statement of changes in equity. Under the new standard, companies can elect to present items of net income and other comprehensive income in one continuous statement or in two separate, but consecutive statements. The new standard did not have an impact on the Company’s financial statements because the Company does not have items of other comprehensive income to report.

In December 2011, FASB issued ASU No. 2011-11, “Balance Sheet (Topic 210,) (“ASU 2011-05”).” This update provides enhanced disclosure requirements regarding the nature of an entity’s right of offset related to arrangements associated with its financial instruments and derivative instruments. The new guidance requires the disclosure of the gross amounts subject to rights of set-off, the amounts offset in accordance with the accounting standards followed, and the related net exposure. This pronouncement is effective for financial reporting period beginning on or after January 1, 2013 and full retrospective application is required. The Company does not expect that the adoption of this accounting standard update will have a material impact on its financial statements.

3.	Fair Value Measurements

In accordance with the ASC 820, the Company discloses and recognizes the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 -	Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 -	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis at December 31, 2012 and 2011 by level within the fair value hierarchy. As required by ASC 820, assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and considers factors specific to the asset or liability:

9

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

	December 31, 2012
		Quoted Market
		Prices in
		Active Markets	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)

Assets
Cash equivalents
Money market funds	$4,405	$4,405	$-	$-

Liabilities
Preferred stock warrants liability	$131	$-	$-	$131

	December 31, 2011
		Quoted Market
		Prices in
		Active Markets	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)

Assets
Cash equivalents
Money market funds	$6,298	$6,298	$-	$-

Liabilities
Preferred stock warrants liability	$33	$-	$-	$33

The change in the fair value of the preferred stock warrants liability is summarized below:

Fair value at December 31, 2010	$41
Change in fair value recorded in other (income) expense, net	(8)
Fair value at December 31, 2011	33
Recogntion of fair value of preferred stock warrants issued (Note 7)	518
Change in fair value recorded in other (income) expense, net	(420)
Fair value at December 31, 2012	$131

The valuation of the preferred warrants liability is discussed in Note 7.

The Company has determined that its convertible notes payable and notes payable are classified as a level 3 item in the fair value hierarchy. At December 31, 2012, the fair value of the convertible notes payable and the notes payable approximates the carrying amount of $17.85 million. The estimated fair value of the notes payable was based on the then-current rates available to the Company for debt of similar terms and remaining maturities and also took into consideration default and credit risk. The Company determined the estimated fair value amount by using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value. For certain financial instruments, including accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to the relatively short maturity of the items.

10

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

4.	Balance Sheet Components

	December 31,	December 31,
	2012	2011
Inventory
Raw materials	$391	$250
Work in progress	39	94
Finished goods	1,564	793
	$1,994	$1,137

Property and Equipment, net
Laboratory and other office equipment	$1,202	$1,113
Leasehold improvements	498	498
Computer equipment and software	257	237
Furniture and fixtures	85	52
	2,042	1,900
Less: Accumulated depreciation and amortization	(1,264)	(918)
	$778	$982

Accrued Liabilities
Payroll related expenses	$756	$889
Accrued interest payable	469	-
Other	49	37
	$1,274	$926

5.	Borrowings

Notes Payable

In March 2012, the Company entered into a term loan and security agreement ("Notes Payable") with Silicon Valley Bank and Oxford Finance, LLC for Growth Capital in an aggregate total of $8,000 available in three tranches. Upon satisfaction of additional equity financing requirements, the three tranches of $3,000 (Loan A), $2,000 (Loan B), and $3,000 (Loan C) would become available no later than March 15, 2012, September 15, 2012, and December 31, 2012 respectively. The notes payable accrues interest at a rate equivalent to the three month LIBOR rate at the time of draw plus 6.25%, subject to a LIBOR floor of 0.43%. The notes are payable with 12 month interest only payments followed by 30 months of equal principal and interest payments. The Company is also required to make a final payment of 7% of the total loan amount drawn, due at the earlier of loan maturity or termination. The notes payable are collateralized by all current and future assets of the Company, excluding its intellectual property.

On March 15, 2012 the Company borrowed $3,000 under Loan A. The interest rate was 6.7235% with interest only payments payable monthly to March 1, 2013 and followed by equal payments of principal and interest, maturing on September 1, 2015. In addition, a final payment of $210 is due on maturity. The final payment is being accreted to interest expense using the effective interest method over 42 months.

The Company did not borrow additional amounts under the agreement and the tranches for Loan B and Loan C expired in 2012.

11

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

In connection with the notes payable, the Company issued warrants to purchase 164,654 shares of its Series C preferred stock at an exercise price of $0.911 per share. The Company recorded the fair value of the warrants of $41 as a debt discount and warrant liability. The related debt discount will be amortized over the term of the loan at an effective interest rate of 6.7235%. The valuation of the warrants is discussed in Note 7.

The Company is required to maintain compliance with certain customary and routine financial covenants including financial reporting requirements, delivery of audited financial statements, limitations on further indebtedness or investments and limitations on certain corporate transactions. Non-compliance with the covenants could result in the principal of the note becoming due and payable. As of December 31, 2012, the Company was in compliance with the financial covenants as set forth in the notes payable agreement.

The events of default under this notes payable agreement include payment defaults, covenant default, or investor abandonment. In the case of an event of default, the lenders may, declare due all unpaid principal and interest amounts outstanding and exercise other customary remedies subject to the agreement.

At December 31, 2012, future minimum loan payments under the term of the notes payable were as follows:

Year Ending December 31,

2013	$1,031
2014	1,307
2015	1,190
Total	3,528
Less: Interest Expense	528
Less: Unamortized discount	193
Short Term	$3,017

Convertible Notes Payable

In March 2012, the Company entered into a subordinated convertible promissory note agreement ("Convertible Notes Payable") for a total of $15,000. The funding occurred in two equal tranches of $7,500 in March 2012 and in October 2012. The notes carry interest of 6% per annum. Unless earlier converted or repaid, the notes, together with any unpaid accrued interest, are repayable on September 7, 2013. If an event of default occurs, all indebtedness under the notes becomes due and payable upon the written election of holders representing 60% of the aggregate outstanding principal (Note 11).

In the event of a qualified financing with proceeds of at least $15,000, excluding the conversion of the notes, the principal and accrued interest automatically convert into the equity securities in that financing, at the price per share paid in the financing. In the event of a sale of the Company or sale of substantially all of its assets, the principal and interest automatically convert into shares of Series C Preferred Stock at a price of $0.911 per share.

In conjunction with convertible notes payable, the Company issued warrants for the Company's Series C preferred stock of 1,646,537 and 1,646,537 for the closings in March and October 2012, respectively. For these warrants issued with the convertible notes payable in March and October 2012, the Company recorded fair values of $415 and $62, respectively, as a debt discount and warrant liability. The debt discount is being amortized over the term of the convertible notes payable. The valuation of the warrants is discussed in Note 7.

In addition, the Company determined that the convertible notes payable may have contingent beneficial conversion features related to the conversion options. Upon the occurrence of the contingent event underlying those conversion options, the Company may recognize a charge based on the difference, if any, between the adjusted conversion price and the fair market value of equity securities at the original issuance date. This charge, if any, will impact net income (loss) attributable to common stockholders.

12

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

The events of default under this convertible notes include payment defaults, material adverse change in business operations or conditions, material breaches of covenants, bankruptcy events and the occurrence of any event of default that continues under that subordinated convertible promissory note agreement dated as of March 7, 2012. In the case of an event of default, the lenders may, declare due all unpaid principal and interest amounts outstanding and all other obligations that are due and payable subject to the agreement.

Management believes that, based on the current level of operations and anticipated growth, cash and cash equivalents balances, including interest income the Company will earn on these balances, will not be sufficient to meet the anticipated cash requirements beyond one year from the balance sheet. Accordingly, amounts due under the convertible notes payable and notes payable have been classified as current liabilities.

6.	Commitments and Contingencies

During September 2009, the Company executed a noncancelable operating lease agreement, which expires in January 2015, unless extended. Under the lease agreement, payments are required in advance of the following months occupation. Future minimum lease payments at December 31, 2012 under the noncancelable operating lease agreements are as follows:

Year Ending December 31,
2013	$258
2014	248
Total minimum payments	$506

Purchase Commitments

As of December 31, 2012, the Company has non-cancelable purchase commitments of $363.

Indemnifications

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations, and accordingly, the Company believes that the estimated fair value of these indemnification obligations is minimal and has not accrued any amounts for these obligations.

Legal Matters

From time to time, the Company is subject to claims and assessments in the ordinary course of business. The Company is not currently a party to any litigation matter that, individually or in the aggregate, is expected to have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

7.	Convertible Preferred Stock

Convertible preferred stock at December 31, 2012 consists of the following:

13

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

	Shares		Liquidation	Carrying
	Authorized	Outstanding	Amount	Value

Series A-1	4,024,286	4,024,286	$4,024	$3,969
Series A-2	2,911,038	2,797,402	4,616	4,576
Series B	8,968,610	8,968,610	20,000	19,946
Series C	54,770,000	32,930,844	30,000	29,848
	70,673,934	48,721,142	$58,640	$58,339

Convertible preferred stock at December 31, 2011 consists of the following:

	Shares		Liquidation	Carrying
	Authorized	Outstanding	Amount	Value

Series A-1	4,024,286	4,024,286	$4,024	$3,969
Series A-2	2,911,038	2,797,402	4,616	4,576
Series B	8,968,610	8,968,610	20,000	19,946
Series C	33,500,000	32,930,844	30,000	29,848
	49,403,934	48,721,142	$58,640	$58,339

The rights, preferences, privileges and restrictions there of are set forth in the Company’s Amended and Restated Articles of Incorporations, and are summarized as follows:

Dividends

The holders of the Series A-1, Series A-2, Series B and Series C convertible preferred stock are entitled to receive, when and as declared by the Board of Directors and out of funds legally available, noncumulative dividends of $0.0800, $0.1320, $0.1784 and $0.0729, respectively, per annum, payable in preference and priority to any payment of any dividend on common stock. No dividends or other distributions shall be made in respect to the common stock, until all declared dividends on the Series A-1, Series A-2, Series B and Series C convertible preferred stock have been paid. Since March 24, 2005 (date of inception) to December 31, 2012 and 2011, no dividends have been declared or paid by the Company.

Liquidation

In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount equal to $0.911 per share, plus any declared but unpaid dividends on such shares (subject to adjustment for Recapitalizations). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution to stockholders shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

Upon completion of the distribution of the full amount to the holders of Series C preferred stock, holders of Series A-1, Series A-2, and Series B convertible preferred stock shall be entitled, before any distribution is made to the holders of common stock, to an amount equal to $1.000, $1.650, and $2.230 per share, respectively, plus any declared but unpaid dividends on such shares. In the event that assets of the company are insufficient to permit payment of the above mentioned amounts, Series A-1, Series A-2, and Series B convertible preferred stockholders shall share ratably in any distributions of the remaining assets and funds of the Company. After Series A-1, Series A-2 and Series B receive their liquidation preference, Series C participates with common stock up to three times their liquidation preference of the remaining assets of the Company. Thereafter, all remaining assets available for distribution shall be distributed among the holders of common stock.

14

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

These liquidation features cause the convertible preferred stock to be classified as mezzanine capital rather than as a component of stockholders’ deficit.

Mergers

A merger, reorganization, or sale of all or substantially all of the assets of the Company, in which the existing stockholders of the Company prior to the transaction not holding at least 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, shall be deemed to be a liquidation, dissolution or winding up of the Company.

Voting

The holder of each share of preferred stock is entitled to voting rights equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for a vote or consent of stockholders, except as otherwise required by law, and has voting rights and powers equal to the voting rights and powers of the shares of common stock.

Conversion

Each share of preferred stock, at the option of the holder, is convertible into the number of fully paid and nonassessable shares of common stock which results from dividing the issuance price by the conversion price in effect at that time of conversion. The issuance price for the Series A-1, Series A-2, Series B and Series C preferred is $1.00, $1.65, $2.23 and $0.911, respectively. The conversion price for Series A-1, Series A-2, Series B and Series C preferred is $0.95, $1.24, $1.49 and $0.911, respectively, subject to adjustments as described in the Company’s Amended and Restated Certificate of Incorporation. Conversion is automatic at the then effective conversion rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the public offering price per share is not less than $6.69 (as adjusted for recapitalizations) and the aggregate proceeds to the Corporation are not less than $30,000,000 or upon receipt of a written request for such conversion from the holders of at least 66.6% of the Preferred Stock then outstanding.

Redeemable

The convertible preferred stock is not redeemable.

Warrants

Preferred stock warrants outstanding as of December 31, 2012 and 2011 were as follows:

				Outstanding
				and
				Exercisable	Fair Value	Fair Value
			Exercise	at	at	at
Date of		Type of	Price Per	December 31,	December 31,	December 31,
Issuance	Expiration	Warrant	Share	2012	2012	2011

March 2007	March 2017 (1)	Series A-2	$1.650	113,636	$-	$33
March 2012	March 2022 (2)	Series C	$0.911	164,654	$7	$-
March 2012	March 2022 (3)	Series C	$0.911	1,646,537	$62	$-
October 2012	October 2022 (3)	Series C	$0.911	1,646,537	$62	$-
					$131	$33

15

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

(1) The warrants are exercisable until the earlier to occur of (i) the 10th anniversary of the warrant date, (ii) a public acquisition, (iii) five years after the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act and at the time of such event the effective per share price for the Series A-2 preferred stock is at least five times the exercise price.

(2) The warrants are exercisable in whole or in part at any time before the expiration date and shall be void thereafter.

(3) The warrants are exercisable until the first to occur of (i) the closing of an initial public offering, (ii) the closing of a sale of the Company or substantially all of the assets of the Company, or (iii) the 10th anniversary of the issuance of the warrants. Prior to a qualified financing as defined in the note agreement, the warrants are exercisable for shares of Series C Preferred Stock at a price of $0.911 per share. Following a qualified financing, the warrants are exercisable for shares of the class of stock in that financing, at the price paid in the financing.

In conjunction of the drawdown under the notes payable agreement in March 15, 2012, the Company issued warrants exercisable for 164,654 shares Series C Preferred Stock. The warrants were initially valued at $41. The fair value of warrants in the aggregate was determined by using an income approach and recent market transactions by first estimating the equity value of our company, then allocating the value to our various securities using the Option Pricing Model or ("OPM"). The OPM allocation used the following assumptions: expected term of 2.5 years, volatility of 60%, risk-free rate of 0.37%, and a dividend yield of zero.

In connection with the first and second closing under the convertible notes payable in March and October 2012, the Company issued warrants exercisable for 1,646,537 and 1,646,537 shares Series C Preferred Stock or the class of shares issued in a future qualifying equity financing. The warrants issued with the first closing of the convertible notes payable were initially valued at $415. The fair value of warrants in the aggregate was determined by using an income approach and recent market transactions by first estimating the equity value of our company, then allocating the value to the Company securities using the Option Pricing Model or OPM. The OPM uses the Black-Scholes option-pricing model to price the warrants at the issuance, with the following assumptions: expected term of 2.5 years, volatility of 60%, risk-free rate of 0.37%, and a dividend yield of zero. In addition, the Company valued the 1,646,537 additional warrants issued with the second closing of the convertible notes payable in October 2012 at $62 using the same model and the following assumptions: expected term 1.9 years, volatility 45%, risk-free rate 0.23%, and dividend yield of zero.

As of December 31, 2012, the preferred stock warrants were remeasured based on enterprise value determined by recent market transactions and income approach. This enterprise value was allocated using an OPM with the following assumptions: expected term 1.9 years, volatility 45%, risk-free rate 0.23%, and dividend yield of zero. Based on the Company's remeasurement, the Company's warrants were valued at $131, at December 31, 2012.

8.	Common Stock

The Company increased authorized shares of common stock from 75,000,000 shares as of December 31, 2011 to 96,270,000 shares as of December 31, 2012.

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. Since inception through December 31, 2012 and 2011, no dividends have been declared.

9.	Stock Option Plan

In 2005, the Company established its 2005 Employee, Directors and Consultant Stock Plan (the “Plan”) which provides for granting stock options to employees and consultants of the Company and issuance of restricted shares of common stock. Options granted under the Plan may either have incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). ISOs may be granted to only Company employees (including officers and board members). NSOs may be granted to Company employees and consultants.

16

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

Options under the Plan may be granted for periods of up to ten years. All options issued to date have had a ten year life. The exercise price of an ISO shall not be less than 100% of the estimated fair value of the shares on the date of grant, as determined by the Board of Directors. The exercise price of a NSO shall not be less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors. The exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively, as determined by the Board of Directors. Under the Company’s stock option plan, options become vested over variable periods, generally ranging from one to four years, and expire not more than ten years after the date of grant. The plan allows for early exercise of options.

The Company has reserved 11,770,754 shares of its common stock for issuance under the Plan. As of December 31, 2012, the Company had 2,203,120 shares available for future issuance under the Plan.

Activity under the Company's stock option plan is set forth below:

		Outstanding Options
			Weighted
	Shares		Average
	Available	Number	Exercise	Aggregate
	for Grant	of Shares	Price	Price

Balances at December 31, 2010	5,833,715	4,820,130	0.37	1,801
Options granted	(5,604,626)	5,604,626	0.22	1,233
Options exercised	-	(360,930)	0.19	(68)
Options cancelled	702,489	(702,489)	0.43	(303)
Balances at December 31, 2011	931,578	9,361,337	$0.28	$2,663
Additional shares reserved	550,000	-	-	-
Options granted	(1,087,151)	1,087,151	0.22	239
Options exercised	-	(171,630)	0.25	(43)
Options cancelled	1,748,275	(1,748,275)	0.23	(402)
Options repurchased	60,418	-	0.22	-
Balances, December 31, 2012	2,203,120	8,528,583	$0.29	$2,457

Information regarding the Company’s stock option outstanding, stock options vested and expected to vest, and stock option exercisable at December 2012 and 2011 was as follows:

17

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contractual
	Options	Price	Life (Years)

As of December 31, 2012
Options outstanding	8,528,583	$0.29	7.15
Options vested and expected to vest	8,528,583	$0.29	7.15
Options exercisable	6,056,539	$0.31	6.56
As of December 30, 2011
Options outstanding	9,316,337	$0.28	8.00
Options vested and expected to vest	9,316,337	$0.28	8.00
Options exercisable	5,041,463	$0.31	7.30

At December 31, 2012 and 2011, all shares were exercisable under the Plan, with a repurchase right by the Company, with a weighted average exercise price of $0.29 per share.

Stock-Based Compensation Associated with Awards to Employees

During the years ended December 31, 2012, and 2011, the Company granted stock options to employees to purchase 1,087,151 shares, and 5,353,050 shares of common stock with a weighted average grant date fair value calculated using Black-Scholes of $0.11 per share, and $0.12 per share, respectively. Stock-based compensation expense recognized during the years ended December 31, 2012, and 2011 for stock-based awards granted to employees based on the grant date fair value estimated in accordance with the provisions of ASC 718 was $267, and $288 respectively. As of December 31, 2012, the Company expects to recognize the remaining unamortized stock-based compensation expense of $342 over an estimated remaining weighted average period of 2.22 years.

The Company estimated the fair value of employee stock options using the Black-Scholes valuation model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service period of the awards. The fair value of employee stock options were estimated using the following weighted-average assumptions for the years ended December 31, 2012 and 2011:

	Year Ended
	December 31,
	2012	2011

Expected volatility	54%	54%
Expected term (in years)	6	6
Risk-free interest rate	1.4%	2.8%
Dividend yield	0%	0%

The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding. The expected term assumption was determined by examining the expected terms for comparable industry peers as the Company did not have sufficient historical information to develop reasonable expectations. The expected stock price volatility assumption was determined by examining the historical volatilities for comparable industry peers, as the Company is still privately owned and does not have trading history for the Company’s common stock. The risk free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

18

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

In addition, ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience. Prior to adoption of ASC 718, the Company accounted for forfeitures as they occurred.

Nonemployee Stock-Based Compensation

Stock-based compensation expenses related to stock options granted to nonemployees is recognized as the stock options are earned. The Company believes that the estimated fair value of the stock options is more readily measurable than the fair value of the services received. The fair value of the stock options granted to nonemployees is calculated at each grant date and remeasured at each reporting date, using the Black-Scholes option pricing model. During the year ended December 31, 2012, the Company did not grant stock options to nonemployees.

No income tax benefits have been recognized relating to stock-based compensation expenses and no tax benefits have been realized from exercised stock options.

10.	Income Taxes

The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets are as follows:

	Year ended
	December 31,
	2012	2011
Deferred tax assets
Net operating loss carryforwards	$23,890	$19,546
Credit carryforwards	1,154	1,280
Other	539	404
Total deferred tax asset	25,583	21,230
Valuation allowance	(25,583)	(21,230)
Net deferred tax assets	$-	$-

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable due to uncertainty surrounding realization of such assets. Accordingly, the Company has provided full valuation allowance against its deferred assets at December 31, 2012 and 2011.

As of December 31, 2012, the Company had net operating loss carryfowards of approximately $67,393, $ 47,075 and $14,598 available to reduce future taxable income, if any, for both Federal, California and other state income tax purposes, respectively. The net operating loss carryforward expire between 2026 and 2016, respectively.

As of December 31, 2012, the Company had research and development ("R&D") credit carryforwards of approximately $808 and $834 available to reduce future taxable income, if any, for both Federal and California state income tax purposes, respectively. The Federal R&D credit carryforwards expire beginning 2026 and California R&D credits carryforward indefinitely.

Utilization of the net operating loss carryforward may be subject to an annual limitation due to ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization.

19

Baxano, Inc.
Notes to Financial Statements
December 31, 2012 and 2011

(in thousands, except share and per share data)

The Company adopted the provisions of FASB Accounting Standards Codification (ASC 740-10), “Accounting for Uncertainty in Income Taxes.” ASC 740-10 prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. The cumulative effect of adopting ASC 740-10 resulted in no adjustment to accumulated deficit as of January 1, 2009. As of December 31, 2012, the Company had an unrecognized tax benefit of $246. No liability related to uncertain tax positions is recorded in the financial statements. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other income (expense), net, as necessary.

The Company's tax years 2005-2012 will remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operating loss credits.

A reconciliation of the beginning and ending balances of the unrecognized tax benefits during the years ended December 31, 2012 is as follows:

December 31,
2012
Balance at January 1, 2012	$192
Additions based on tax positions related to the current year	54
Balance at December 31, 2012	$246

11.	Subsequent Events

On January 13, 2013, the Company and its investors entered into an agreement to amend certain terms associated with the $15,000 of outstanding convertible promissory notes. Under the amendment, holders of at least 60% of the aggregate outstanding principal amount under all notes agreed to modify the conversion feature to allow for full repayment of outstanding principal and unpaid accrued interest without premium or penalty upon consummation of an acquisition where stockholders of the Company prior to such acquisition own less than fifty percent (50%) of the voting interests in the surviving or resulting entity.

On March 3, 2013, the Company entered into a merger agreement to be acquired by TranS1Inc. ("TranS1") in an all-stock merger whereby the Company would become a wholly owned subsidiary of TranS1. TranS1 would issue to the Company’s shareholders a number of newly issued shares of common stock equating to a 28% pro forma equity ownership of the combined entity. The consideration assumes a $3,000 outstanding credit facility and is subject to adjustment based upon negotiated indemnification or escrow provisions, a $3,000 maximum indebtedness ceiling and predefined working capital targets.  All of the Company’s outstanding stock options and warrants would be exercised or terminated prior to (and as a condition of) closing and not assumed by TranS1.

The Company has evaluated all transactions and events after the balance sheet date through March 5, 2013, the date which these financial statements were issued.

20